Exhibit 99

PRESS RELEASE

GE Reports Record 3Q 2005 Financial Results

Third Quarter 2005 Highlights

•	Revenues up 9% to $41.9 billion, with 8% organic revenue growth
•	Earnings of $4.7 billion up 15%
•	Earnings per share (EPS) of $.44 up 16%
•	All six GE businesses deliver double-digit earnings growth
•	Cash flow from operating activities (CFOA) up 51% to $14.7 billion, industrial CFOA up 20%
•	Full-year EPS target now $1.81-$1.83, up 12-14%
•	Stock buyback increased to more than $4 billion for 2005

Fairfield, Conn., Oct. 14, 2005 - GE’s third-quarter 2005 earnings were a record $4.7 billion, 15% higher than last year’s third quarter, with earnings per share (EPS) of $.44, 16% above the $.38 reported last year, the Company announced today.

“Despite a volatile environment, our fundamentals remain very strong, as we achieved double-digit earnings growth across all six of our businesses,” said GE Chairman and CEO Jeff Immelt. “Our businesses are generating solid top and bottom line growth. We increased revenue by 9% to $41.9 billion and produced another record for earnings in the quarter with $4.7 billion, an increase of 15%.

“This was our third consecutive quarter of 8% organic revenue growth. We continue to optimize our growth initiatives for sustained and consistent performance,” Immelt said. “Orders were up 11%, services sales increased 9%, revenue from accelerating growth platforms, such as Healthcare IT and Oil & Gas, grew 24% , and we generated strong double-digit global revenue growth from markets such as China and Europe.

“We delivered EPS at the high end of our previous guidance despite incurring over $377 million of hurricane-related reinsurance losses,” said Immelt. “Even in the face of significant natural disasters, our team once again delivered on our financial commitment to shareowners.

“Year-to-date cash flow from operating activities increased 51%. For the full year 2005, we expect to generate approximately $20 billion in CFOA, up more than 30%,” Immelt said. “Because of this strong position, we increased our planned stock buyback from $3 billion to more than $4 billion for 2005, which puts us ahead in our three-year $15 billion buyback schedule. We will continue to explore additional ways to return cash to investors.”

Third Quarter 2005 Financial Highlights

•
Earnings were a record $4.677 billion, up 15% from last year’s $4.071 billion. EPS grew 16% to $.44, compared with last year’s $.38 per share. All six of GE’s businesses - Commercial Finance, Consumer Finance, Healthcare, Industrial, Infrastructure and NBC Universal - contributed double-digit earnings growth.

•
Revenues of $41.9 billion were 9% higher than last year's $38.3 billion. Industrial sales increased 8% (excluding the effects of the 2004 Summer Olympics broadcasts at NBCU) to $21.6 billion; and were up 3% including the ’04 Olympics. Financial services revenues of $20.4 billion were up 16% over last year. Organic revenue growth was 8%.

•
Cash generated from GE’s operating activities (CFOA) in the first nine months of 2005 was $14.7 billion, up 51% over last year’s $9.7 billion, reflecting a 20% increase in CFOA from industrial businesses. The GE Capital Services™ dividend of $5.5 billion for the nine months was up $3.4 billion over last year.

“We are carrying our momentum into the fourth quarter,” said Immelt. “Our six businesses are aligned to better serve our customers. We are operating with greater efficiency, and we are identifying innovative ways to utilize our full portfolio of assets to offer new products and services.

“We raised the lower end of our full year 2005 guidance from $1.80 to $1.81, for a full year EPS outlook range of $1.81-1.83, an increase of 12-14%. We see $.56-.58 EPS in 4Q ‘05, up 10-14% (excluding the previously announced SFAS 133-related correction to the 4Q 2004), and up 6-9% as reported. And we expect organic revenue growth to hit our target of 8% for the full year,” said Immelt. “With our stable asset quality and continued strong orders, we are well positioned for a strong finish to the year and solid double-digit growth into 2006.

“The effects of the Hurricanes Katrina and Rita were felt both internally and externally at GE. I am extremely proud of the way the GE Family rallied to provide relief to their colleagues and the people in the Gulf Coast region,” added Immelt. “GE and our employees have contributed and helped raise more than $73 million. We are committed to helping rebuild this important region.”

GE will discuss preliminary third-quarter results on a conference call and Webcast at 8:30 a.m. ET today. Call information is available at www.ge.com/investor, and related charts will be posted there prior to the call.

Third Quarter 2005 Business Highlights

Infrastructure

•	Awarded a $2.4 billion contract for development and manufacture of the F136 engine for the Joint Strike Fighter program.
•	Selected by Continental Airlines for a $250 million GEnx engine order to power its fleet of 10 new Boeing 787 aircraft.
•	Signed a $1.5 billion OnPoint Solutions contract with Southwest Airlines. The agreement covers the maintenance of their CFM56-7 fleet for eight years.
•	Began initial engineering and design of the first GE standardized 600-megawatt “cleaner coal” gasification plant.
•	Broke ground for the world's first 60 Hz advanced technology H System™power plant with Calpine Corporation in Southern California.
•	Obtained $1 billion in wind orders during the quarter and have record backlog as a result of increased demand following the recently passed U.S. energy bill.
•	Received $1.5 billion in rail orders, including 450 Evolution Series™ locomotives. Rail Services orders were up 25%+ for the quarter.
•	Entered into collaboration with Gen-Probe, Inc. to develop, produce and market biological water testing technologies.

Commercial Finance

•	Signed an agreement with IMAX Corp. to provide financing for new theaters.
•	Completed additional Genworth secondary offering of more than 116 million shares generating $3.3 billion of net proceeds.
•	Co-led a $330 million senior credit facility for Lifecare Holdings, Inc., the third largest operator of long-term acute care hospitals in the United States.
•	Partnered with Ascendas, a leading Asian real estate developer and operator of industrial and IT business parks, to establish and fund GE’s first real estate investment in India.
•	Announced a strategic partnership with Greystar Real Estate to acquire and develop multifamily properties in the U.S. and Canada.

Consumer Finance

•	Signed an agreement to acquire 43% of Hyundai Card, Korea's third largest credit card company, expanding on strategic alliance with Hyundai Capital in Korea.
•	Reached an agreement to acquire 25.5% of Garanti Bank, Turkey's third largest private bank, which will provide access to one of the fastest growing emerging markets.
•	Entered into an agreement with Ikea to offer Private Label Credit Cards to its customers in the U.S.
•
Signed an agreement to acquire the RV and Marine Financing unit of E*TRADE, a leading originator and servicer of RV and Marine loans in the U.S., expanding its position in the growing equipment finance industry.

•	Launched India's first consumer appliance co-branded card with State Bank of India and LG Electronics, building upon the extensive brand recognition and distribution network of both companies.
•	Entered into an agreement with eBay in Germany to provide financial services to eBay's 15 million German users.

Industrial

•
Continued focus and investment in award-winning high-end consumer products with GE Profile™SmartDispense™ dishwasher, GE Profile™ freestanding range with double ovens and GE Monogram® Walk-in Wine Vault.

•	Increased plastics revenue growth in China by 61%.
•
Opened new plastics automotive testing laboratory at the Moka Technology Center in Tochigi, Japan to help advance automotive safety technology by working with global automotive manufacturers and suppliers.

•	Acquired Everest VIT, Inc., an industrial remote visual inspection technologies company.
•
Opened GE Toshiba Silicones™newest Custom Compounding Center in Shanghai, China to develop and manufacture specially customized products for both heat-cured rubber and liquid silicone rubber applications.

•
Continued to expand globally during the quarter with Penske Logistics’ assumption of sole ownership and full operating control of Cotia Penske Logistics in Brazil, and the opening of facilities in Slovakia and Shanghai.

•	Introduced Penske’s Fleet InSite™ System, an easy-to-use, low-cost vehicle tracking system.

NBC Universal

•
Surpassed $100 million in domestic box office receipts with Universal Pictures' 40-Year-Old Virgin, and posted fourth-biggest Labor Day weekend box-office gross ever with nationwide opening of Focus Features' The Constant Gardener.

•
Propelled by critically acclaimed coverage of the Gulf Coast hurricanes, earned significant ratings victories with NBC News' Today and Nightly News with Brian Williams (topping closest competitors by nearly half a million viewers in both cases).

•
Delivered the quarter's top four comedies (Scrubs, The Office, Will & Grace, and Joey) and top two dramas (Law & Order and ER) in concentration of upscale young adults (adults 18-49 in homes with $100,000-plus incomes).

•
Generated The Tonight Show's second-biggest third-quarter winning margin (32%) in five years; Late Night with Conan O'Brien delivered its biggest third-quarter winning margin (69%) in six years in adults 18-49.

•
Delivered NBC's highest adult 18-49 rating in the time period since November 2002 (excluding Olympics) with the September 20 premiere of My Name Is Earl, which was the No. 1 comedy of the week on any network.

•	Delivered SCI FI Channel's biggest third-quarter audiences ever in prime time among adults 18-49 and adults 25-54; the channel ranked No. 1 among these demographic groups on Fridays.

Healthcare

•	Announced agreement to acquire IDX Systems Corporation, a leader in information technology software.
•	Increased total orders 8% over third quarter 2004 to $3.7 billion, driven by 9% growth in services, to $1.4 billion, and 7% growth in equipment, to $2.3 billion.
•
Grew equipment with strength in computed tomography (CT), ultrasound, and nuclear orders with strong demand for Imagination Breakthrough products, including more than $200 million in orders for the LightSpeed™ Volume CT scanner.

•	Grew Services with strength in Core Services and PACS (picture archiving and communications systems).
•	Signed an exclusive marketing agreement with InSightec Image Guided Treatment Ltd. to sell devices, which non-invasively treat uterine fibroids.

* * *

GE (NYSE: GE) is Imagination at Work -- a diversified technology, media and financial services company focused on solving some of the world’s toughest problems. With products and services ranging from aircraft engines, power generation, water processing and security technology to medical imaging, business and consumer financing, media content and advanced materials, GE serves customers in more than 100 countries and employs more than 300,000 people worldwide. For more information, visit the company's Web site at www.ge.com.

Caution Concerning Forward-Looking Statements

This document contains "forward-looking statements" - that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties which could adversely or positively affect our future results include: the behavior of financial markets, including fluctuations in interest rates and commodity prices; strategic actions, including dispositions; future integration of acquired businesses; future financial performance of major industries which we serve, including, without limitation, the air and rail transportation, energy generation, media, real estate and healthcare industries; unanticipated loss development in our insurance businesses; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Contact:	General Electric, Fairfield
Russell Wilkerson, 203/373.3193 (office); 203-581-2114 (mobile)
russell.wilkerson@ge.com

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE			Financial Services (GECS)
Three months ended September 30	2005	2004	V%	2005	2004	V%	2005	2004	V%
Revenues
Sales of goods and services	$22,019	$21,607		$21,567	$20,967		$543	$706
Earnings of GECS	-	-		2,685	2,253		-	-
GECS revenues from services	19,561	16,540		-	-		19,882	16,907
Other income	347	189		367	193		-	-
Total revenues	41,927	38,336	9%	24,619	23,413	5%	20,425	17,613	16%

Costs and expenses
Cost of sales, operating and administrative expenses	25,980	25,328		18,789	18,394		7,439	7,204
Interest and other financial charges	3,826	2,974		339	355		3,619	2,734
Insurance losses and policyholder and annuity benefits	4,646	3,858		-	-		4,698	3,910
Provision for losses on financing receivables	1,095	785		-	-		1,095	785
Minority interest in net earnings of consolidated affiliates	359	269		146	143		213	126
Total costs and expenses	35,906	33,214	8%	19,274	18,892	2%	17,064	14,759	16%

Earnings before income taxes	6,021	5,122		5,345	4,521		3,361	2,854
Provision for income taxes	(1,344)	(1,051)		(668)	(450)		(676)	(601)

Net earnings	$4,677	$4,071	15%	$4,677	$4,071	15%	$2,685	$2,253	19%

Per-share amounts
Diluted earnings per share	$0.44	$0.38	16%
Total average equivalent shares	10,623	10,610	-

Basic earnings per share	$0.44	$0.39	13%
Total average equivalent shares	10,585	10,566	-

Dividends declared per share	$0.22	$0.20	10%

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for “GE” and “GECS.” Transactions between GE and GECS have been eliminated from the “consolidated” columns. See note 1 to the 2004 consolidated financial statements at www.ge.com/annual04 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE			Financial Services (GECS)
Nine months ended September 30	2005	2004	V%	2005	2004	V%	2005	2004	V%
Revenues
Sales of goods and services	$66,413	$59,372		$64,808	$57,642		$1,881	$2,010
Earnings of GECS	-	-		7,252	5,747		-	-
GECS revenues from services	55,536	48,687		-	-		56,503	49,667
Other income	1,260	650		1,321	660		-	-
Total revenues	123,209	108,709	13%	73,381	64,049	15%	58,384	51,677	13%

Costs and expenses
Cost of sales, operating and administrative expenses	78,281	71,630		56,425	50,555		22,609	21,861
Interest and other financial charges	11,500	8,600		1,056	643		10,853	8,289
Insurance losses and policyholder and annuity benefits	12,362	11,190		-	-		12,504	11,342
Provision for losses on financing receivables	2,955	2,744		-	-		2,955	2,744
Minority interest in net earnings of consolidated affiliates	1,130	539		581	291		549	248
Total costs and expenses	106,228	94,703	12%	58,062	51,489	13%	49,470	44,484	11%

Earnings before income taxes	16,981	14,006		15,319	12,560		8,914	7,193
Provision for income taxes	(3,692)	(2,818)		(2,030)	(1,372)		(1,662)	(1,446)

Net earnings	$13,289	$11,188	19%	$13,289	$11,188	19%	$7,252	$5,747	26%

Per-share amounts
Diluted earnings per share	$1.25	$1.07	17%
Total average equivalent shares	10,633	10,398	2%

Basic earnings per share	$1.25	$1.08	16%
Total average equivalent shares	10,591	10,353	2%

Dividends declared per share	$0.66	$0.60	10%

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for “GE” and “GECS.” Transactions between GE and GECS have been eliminated from the “consolidated” columns. See note 1 to the 2004 consolidated financial statements at www.ge.com/annual04 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)

	Three Months			Nine Months
	Ended September 30			Ended September 30
(Dollars in millions)	2005	2004	V%	2005	2004	V%

Revenues
Commercial Finance	$12,190	$10,496	16	$34,531	$31,207	11
Consumer Finance	4,913	4,011	22	14,530	11,430	27
Healthcare	3,578	3,330	7	10,667	9,197	16
Industrial	8,257	7,635	8	24,178	22,344	8
Infrastructure	10,128	9,074	12	29,723	26,496	12
NBC Universal	3,038	4,096	(26)	10,497	8,545	23
Corporate items and eliminations	(177)	(306)	42	(917)	(510)	(80)

Consolidated revenues	$41,927	$38,336	9	$123,209	$108,709	13

Segment profit (a)
Commercial Finance	$1,451	$1,135	28	$3,916	$3,072	27
Consumer Finance	810	681	19	2,280	1,883	21
Healthcare	589	503	17	1,670	1,426	17
Industrial	629	402	56	1,790	1,220	47
Infrastructure	1,880	1,608	17	5,336	4,701	14
NBC Universal	603	536	13	2,291	1,698	35
Total segment profit	5,962	4,865	23	17,283	14,000	23

Corporate items and eliminations	(278)	11	U	(908)	(797)	(14)
GE interest and other financial charges	(339)	(355)	5	(1,056)	(643)	(64)
GE provision for income taxes	(668)	(450)	(48)	(2,030)	(1,372)	(48)

Consolidated net earnings	$4,677	$4,071	15	$13,289	$11,188	19

(a)
Segment profit always excludes the effects of principal pension plans and accounting changes, and may exclude matters such as charges for restructuring; rationalization and other similar expenses; in-process research and development and certain other acquisition-related charges; certain gains and losses from dispositions; and litigation settlements or other charges, responsibility for which precedes the current management team. Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment's management is measured - excluded in determining segment profit, which we refer to as "operating profit," for Healthcare, NBC Universal, and the industrial businesses of the Industrial and Infrastructure segments; included in determining segment profit, which we refer to as "net earnings," for Commercial Finance, Consumer Finance, and the financial services businesses of the Industrial and Infrastructure segments.

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)
Additional Information

	Three Months			Nine Months
	Ended September 30			Ended September 30
(Dollars in millions)	2005	2004	V%	2005	2004	V%

Commercial Finance
Revenues	$12,190	$10,496	16	$34,531	$31,207	11

Segment profit	$1,451	$1,135	28	$3,916	$3,072	27
Revenues
Capital Solutions	$2,834	$2,877	(1)	$8,579	$8,377	2
Insurance	6,776	5,544	22	19,116	17,051	12
Real Estate	1,022	730	40	2,664	2,190	22
Segment profit
Capital Solutions	$444	$351	26	$1,055	$870	21
Insurance	239	120	99	906	583	55
Real Estate	343	243	41	893	750	19

Industrial
Revenues	$8,257	$7,635	8	$24,178	$22,344	8

Segment profit	$629	$402	56	$1,790	$1,220	47
Revenues
Consumer & Industrial	$3,522	$3,423	3	$10,359	$10,010	3
Equipment Services	1,709	$1,665	3	4,935	4,844	2
Plastics	1,663	1,485	12	4,951	4,351	14
Segment profit
Consumer & Industrial	$196	$163	20	$588	$516	14
Equipment Services	66	30	F	112	27	F
Plastics	197	94	F	645	346	86

Infrastructure
Revenues	$10,128	$9,074	12	$29,723	$26,496	12

Segment profit	$1,880	$1,608	17	$5,336	$4,701	14
Revenues
Aviation	$3,007	$2,667	13	$8,568	$7,916	8
Aviation Financial Services	964	792	22	2,600	2,284	14
Energy	3,681	3,417	8	11,516	10,186	13
Energy Financial Services	379	301	26	989	772	28
Oil & Gas	906	790	15	2,310	2,155	7
Rail	910	733	24	2,558	2,131	20
Segment profit
Aviation	$604	$518	17	$1,821	$1,529	19
Aviation Financial Services	195	76	F	543	353	54
Energy	584	553	6	1786	1741	3
Energy Financial Services	177	146	21	450	319	41
Oil & Gas	107	98	9	209	208	-
Rail	161	140	15	344	363	(5)

GENERAL ELECTRIC COMPANY
Condensed Statement of Financial Position

(Dollars in billions)
	Consolidated		GE		Financial Services (GECS)
Assets	9/30/05	12/31/04	9/30/05	12/31/04	9/30/05	12/31/04
Cash & marketable securities	$89.9	$150.9	$3.7	$3.6	$88.1	$147.5
Receivables	12.9	14.2	13.1	14.5	-	-
Inventories	10.8	9.8	10.6	9.6	0.2	0.2
GECS financing receivables - net	281.1	282.7	-	-	281.1	282.7
Property, plant & equipment - net	65.5	63.3	16.2	16.8	49.3	46.6
Investment in GECS	-	-	53.9	54.3	-	-
Goodwill & intangible assets	83.3	83.2	57.5	54.7	25.8	28.5
Other assets	119.2	146.4	35.4	38.1	88.9	113.0

Total assets	$662.7	$750.5	$190.4	$191.6	$533.4	$618.5

Liabilities and equity
Borrowings	$360.0	$370.4	$11.0	$11.0	$352.4	$360.8
Insurance reserves	75.1	140.6	-	-	75.4	140.9
Other liabilities & minority interest	114.6	128.7	66.4	69.8	51.7	62.5
Shareowners' equity	113.0	110.8	113.0	110.8	53.9	54.3

Total liabilities and equity	$662.7	$750.5	$190.4	$191.6	$533.4	$618.5

September 30, 2005 information is unaudited. Supplemental consolidating data are shown for "GE" and "Financial Services (GECS)." Transactions between GE and GECS have been eliminated from the "consolidated" columns. See note 1 to the 2004 consolidated financial statements at www.ge.com/annual04 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered "non-GAAP financial measures" under SEC rules. Specifically, we have referred to organic revenue growth for the three months ended September 30, 2005, compared with the three months ended September 30, 2004, the increase in cash from operating activities from our industrial businesses (or Industrial CFOA) for the nine months ended September 30, 2005, compared with the nine months ended September 30, 2004 and Industrial sales growth for the three months ended September 30, 2005, compared with the three months ended September 30, 2004, excluding the effects of the 2004 Olympics broadcasts. We also referred to earnings per share growth excluding a previously announced SFAS 133 - related correction to fourth quarter 2004. The reasons we use these non-GAAP financial measures and their reconciliation to their most directly comparable GAAP financial measures - revenues, cash from operating activities, Industrial sales and earnings per share - follow.

(Dollars in millions), expect per share amounts
	Three months
	ended September 30
	2005	2004	V%

GE consolidated revenues as reported	$41,927	$38,336	9%
Less:
Effects of acquisitions, dispositions and currency exchange rates	1,368	526
Insurance business	6,776	5,544
Effects of the 2004 Olympics broadcasts	-	927
GE consolidated revenues excluding the effects of acquisitions, business dispositions (other than dispositions of businesses acquired for investment), currency exchange rates, the Insurance business
and the 2004 Olympics broadcasts (organic revenues)	$33,783	$31,339	8%

	Nine months
	ended September 30
	2005	2004	V%

Cash from GE's operating activities as reported	$14,697	$9,708	51%
Less: GECS dividends	5,512	2,064
Cash from GE's operating activities excluding dividends from GECS (Industrial CFOA)	$9,185	$7,644	20%

	Three months
	ended September 30
	2005	2004	V%

Industrial Sales as reported	$21,567	$20,967	3%
Less:
Effects of the 2004 Olympics broadcasts	-	927
Industrial Sales excluding the 2004 Olympics broadcasts	$21,567	$20,040	8%

		Fourth
	Fourth	Quarter 2005	V%
	Quarter 2004	Guidance
Fourth quarter 2004 EPS, as restated in May 2005 for a SFAS 133 - related correction, compared
with fourth quarter 2005 EPS guidance	$.53	$.56-.58	6-9%
Less:
Effect of a previously announced SFAS 133 - related correction	.02	-
Fourth quarter 2004 EPS excluding a previously announced SFAS 133 - related
correction compared with fourth quarter 2005 EPS guidance	$.51	$.56-.58	10-14%

We believe that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. In some cases, short-term patterns and long-term trends may be obscured by large factors or events. For example, events or trends in a particular segment may be so significant as to obscure patterns and trends of our industrial or financial services businesses in total. For this reason, we believe that investors may find it useful to see our third quarter 2005 revenue growth without the effects of acquisitions, dispositions and currency exchange rates, without the effects of our Insurance business, whose revenues were adversely affected by the changing economic environment and other factors in the third quarter of 2004, and without the effects of the 2004 Olympics broadcasts. Similarly, we believe that investors would find it useful to compare the sales of our industrial businesses without the effects of the 2004 Olympics broadcasts. We also believe that investors would find it useful to compare our operating cash flow for the nine months ended September 30, 2005, to the operating cash flow for the nine months ended September 30, 2004, without the impact of GECS dividends, which can vary from period-to-period. On May 6, 2005, GE filed amended financial statements for certain prior years and interim periods, including fourth quarter 2004, to reflect corrections in its accounting for derivatives under SFAS 133. The correction had the effect of increasing fourth quarter 2004 EPS from $.51 per share to $.53 per share. We are providing the EPS comparison to the pre-correction basis because we believe this reconciliation provides investors with a better understanding of the variance with fourth quarter 2005 earnings per share guidance.